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                                                                   EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 8, 1995 appearing on page 21 of DeVlieg-Bullard, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K.



/s/  Price Waterhouse LLP
- ----------------------------
     Price Waterhouse LLP



Stamford, CT
April 3, 1996